Exhibit 99b

Acreage

Lease Name	County	Location	Gross Acres	GWI	NRI

Welsh Beaver Unit	Stafford	16-T23S-R14W	(E/2)320	100.0%	82.03125%

Brenn Unit	Stafford	19-T23S-R13W	200	100.0%	85.50000%

Dannebohn	Barton	36-T20S-R12W	(SW/4)160	100.0%	82.03120%

Well Count

Lease Name	No.ProducingWells	No.InactiveWells	No. Disposal Wells	TOTAL

Welsh Beaver Unit	1	0	1(injection well)	2

Brenn Unit	1	0	1	2

Dannebohn	2	0	1	3

TOTAL:	4	0	3	7